Exhibit 10(n)

                                    Directors Stock Compensation Plan


Section 1.        Purpose.

         The purpose of the Directors Stock Compensation Plan (the "Plan") is to promote the long-term continuing success of Trans Financial, Inc. (the "Corporation") and its shareholders by attracting and retaining non-employee directors and advisory directors capable of furthering the future success of the Corporation and by aligning their economic interests more closely with those of the Corporation's shareholders.


Section 2.        Administration.

         The Plan shall be administered the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting, including a telephonic meeting, at which a majority of its members are present or by a written consent signed by all of its members. The Committee may appoint individuals to act on its behalf in the administration of the Plan; provided, however, that except as otherwise provided by the Plan, the Committee shall have the sole, final and conclusive authority to administer, construe and interpret the Plan. Notwithstanding anything contained in this section to the contrary, no member of the Committee may vote or act with respect to any administrative decision or interpretation which directly or indirectly affects his or her, but not all directors', interests under the Plan.


Section 3.        Participants.

         Participation in the Plan is limited to directors of the Corporation and directors and advisory directors of its subsidiaries, and such other advisory or honorary directors of the Corporation or of its subsidiaries as the Committee shall determine from time to time. No person who is also an employee of the Corporation or of any subsidiary, within the meaning of the Employee Retirement Income Security Act of 1974, as amended, shall be eligible to participate in the Plan. Eligible individuals who are participating under the Plan, as provided herein, shall be referred to herein as "Directors."


Section 4.        Effective Date.

         The Plan shall become effective on January 1, 1996, subject to the approval of the affirmative vote of the holders of a majority of the shares of the Corporation's common stock present or represented and entitled to vote at the annual meeting of the Corporation's shareholders to be held on April 22, 1996, or at any adjournment thereof. Notwithstanding the foregoing, this Plan shall become effective, subject to shareholder approval as hereinafter provided, as to directors and advisory or honorary directors of the Corporation and each of its subsidiaries at such time or times as the board of directors of the Corporation or of such subsidiary, as the case may be, shall establish by resolution.


Section 5.        Shares Subject to Plan.

         The total number of shares that may be granted under the Plan may not exceed 300,000 shares of the Corporation's Common Stock ("Shares"), subject to adjustment as provided in Section 8 hereof. Shares shall consist of authorized but unissued Shares not reserved for any other purpose.


Section 6.        Grant of Shares.

         A. Each Director shall be granted, without any further action or authorization, Shares as his or her only compensation for regular services performed as a director or advisory or honorary director from the effective date of the Plan with respect to such Director (or from the date he or she became a Director, if he or she is elected after such effective date), to the expiration of his or her term of office; provided, however, that any Director who receives remuneration from a subsidiary of the Corporation pursuant to a binding deferred compensation agreement between the subsidiary and such Director shall not receive Shares pursuant to this Plan for that portion of his or her remuneration that is subject to such agreement, so long as such agreement remains in effect.

         B. Shares shall be issued as of the first business day of each year with respect to remuneration payable with respect to services performed during the preceding year.

         C. The number of Shares to be issued to each Director shall be determined by dividing (i) the amount of remuneration earned by the Director in the immediately preceding year (including retainer fees, if applicable) from the Corporation and its subsidiaries for services as a director or advisory or honorary director in such year, by (ii) the "average fair market value per share". "Average fair market value per share" shall mean the average of the closing prices per share of Common Stock for each of the trading days during the preceding year, as reported by NASDAQ; provided, however, that with respect to Shares issuable in 1997 to any Director for services rendered in 1996, "average fair market value per share" shall mean the average of the closing prices per share of Common Stock for each trading day during 1996 on and after the effective date of the Plan with respect to such Director. If the above quotient produces a fractional Share, the Director shall receive the cash value of such fractional Share, based on the average fair market value per share, instead of receiving such fractional Share.

         D. In the event of the death of a Director prior to his or her grant of Shares for any calendar year, any Shares otherwise payable to such Director shall be issued to the Director's estate.


Section 7.        Obligation to Deliver Shares.

         The Corporation's obligation to deliver Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed necessary or appropriate by the Corporation, including, among others, such steps as counsel for the Corporation shall deem necessary or appropriate to comply with the requirements of relevant securities laws. This obligation shall also be subject to the condition that any Shares reserved for issuance under the Plan shall have been duly listed on the NASDAQ Stock Market or any national securities exchange which then constitutes the principal trading market for the Shares.


Section 8.        Adjustments.

         The number and kind of Shares which shall be automatically granted to each Director shall be automatically adjusted to prevent dilution or enlargement of the rights of Directors in the event of any changes in the number or kind of outstanding Shares resulting from a merger, recapitalization, stock exchange, stock split, stock dividend, other extraordinary dividend or distribution, corporation division or other changes in the Corporation's corporate or capital structure.


Section 9.        No Forfeiture.

         None of the Shares granted under this Plan shall be subject to forfeiture upon the termination of a Director's service prior to completion of his or her term.


Section 10.       Compliance with Securities Laws.

         Upon the issuance of Shares under this Plan at a time when there is not in effect a registration statement under the Securities Act of 1933 and any applicable state securities laws (the "Securities Laws") relating to the Shares, the Shares may be issued only if the Director represents and warrants to the Corporation that the Shares are being acquired for investment and not with a view to the distribution thereof. The Shares shall contain such legends or other restrictive endorsements as counsel for the Corporation shall deem necessary or proper.


Section 11.       Withholding Taxes.

         The Corporation shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal , state or local income or other taxes incurred by reason of the issuance of Shares under this Plan, including requiring a Director to reimburse the Corporation for any taxes required to be withheld or otherwise deducted and paid by the Corporation in respect of the issuance of Shares or withholding Shares equal to the taxes, if any, then required by applicable federal, state and local law to be withheld or otherwise deducted.


Section 12.       Amendment and Termination.

         The Board of Directors of the Corporation may at any time amend, suspend or discontinue the Plan, provided that, if shareholder approval of such action is necessary in order to ensure compliance with Rule 16b-3, such action shall be subject to approval by the holders of the shares of the Corporation' Common Stock by the vote and in the manner required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3'). In no event may the Board of Directors amend any provision of the Plan that constitutes a "Plan provision" referred to in Rule 16b-3 (c) (2) (ii) (B) more frequently than once every six months (other than to comport with any changes in the Internal Revenue Code of 1986, as amended).


Section 13.       Compliance with Rule 16b-3.

         The Corporation intends that the Plan and all transactions hereunder meet all of the requirements of Rule 16b-3, and that any Director shall not, as a result of any grant hereunder, lose his or her status as a "disinterested person" as defined in Rule 16b-3. Accordingly, if any provision of the Plan does not meet a requirement of Rule 16b-3 as then applicable to any such transaction, or would cause a Director not to be a "disinterested person," such provision shall be construed or deemed amended to the extent necessary to meet such requirement and to preserve such status.


Section 14.       General.

         A. This Plan shall not impose any obligations on the Corporation or any subsidiary to retain any Director as a director or advisory or honorary director, nor shall it impose any obligation on the part of any Director to remain as a director or advisory or honorary director of the Corporation or of any subsidiary.

         B. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Corporation and any Director, the executor, administrator or other personal representative of such Director, or any other persons. To the extent that any Director or his or her executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Corporation pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

         C. The Plan shall be applied and construed in accordance with and governed by the law of the Commonwealth of Kentucky and applicable Federal law.

         D. The Plan shall be binding upon the successors and assigns of the Corporation and of each subsidiary of the Corporation which adopts the provisions hereof.

         E. No right to receive Shares under this Plan shall be assignable or transferable by a Director other than by will or the laws of descent and distribution.


         Dated this 1st day of May, 1996, but effective as of January 1, 1996.

                                             TRANS FINANCIAL, INC.



                                         By: /s/ Douglas M. Lester
                                         Douglas  M.  Lester,  Chairman  of  the
                                         Board,  President  and Chief  Executive
                                         Officer

ATTEST:


By:    /s/ Jay B. Simmons
       Jay B. Simmons, Secretary